EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

BORDERS GROUP, INC., et al.,1	Case No. 11-10614 (MG)

Debtors.	(Jointly Administered)

FIRST AMENDED JOINT PLAN OF LIQUIDATION PURSUANT
TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS
AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Nothing contained herein shall constitute an offer, an acceptance, or a legally binding obligation of the Debtors or any other party in interest.  This Plan is subject to approval of the Bankruptcy Court and other customary conditions.  This Plan is not an offer with respect to any securities.  This is not a solicitation of acceptances or rejections of the Plan.  Acceptances or rejections with respect to this Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the Southern District of New York in accordance with section 1125 of the Bankruptcy Code.  Such a solicitation will only be made in compliance with applicable provisions of securities and bankruptcy laws.  YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTORS’ SECURITIES) PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

Kasowitz, Benson, Torres
& Friedman LLP
David M. Friedman
Andrew K. Glenn
Jeffrey R. Gleit
1633 Broadway
New York, New York 10019
(212) 506-1700 (phone)
(212) 506-1800 (facsimile)

Counsel for the Debtors and
Debtors in Possession

1           The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Borders Group, Inc. (4588); Borders International Services, Inc. (5075); Borders, Inc. (4285); Borders Direct, LLC (0084); Borders Properties, Inc. (7978); Borders Online, Inc. (8425); Borders Online, LLC (8996); and BGP (UK) Limited.

Lowenstein Sandler PC
Bruce Buechler, Esq.
Paul Kizel, Esq.
65 Livingston Avenue
Roseland, New Jersey 07068
(973) 597-2500 (phone)
(973) 597-2400 (facsimile)

- and -

Bruce S. Nathan, Esq.
1251 Avenue of the Americas
New York, New York 10020
(212) 262-6700 (phone)
(212) 262-7402 (facsimile)

Counsel for the Official Committee of
Unsecured Creditors

November 10, 2011

			Page
INTRODUCTION			1
ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME			1
A.		Rules of Interpretation	1
B.		Computation of Time	1
C.		Defined Terms	1
ARTICLE II. PAYMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS			10
A.		Administrative Claims	10
B.		Professional Fees	10
C.		Priority Tax Claims	11
ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS			11
A.		Summary	11
B.		Classification and Treatment of Claims and Equity Interests	12
	1	Class 1 – Priority Non-Tax Claims	12

	2	Class 2 – Secured Claims	12

	3	Class 3 – General Unsecured Claims	13

	4	Class 4 – Equity Interests	13

	5	Class 5 – Intercompany Claims	13

C.		Non-Consensual Confirmation	13
D.		Elimination of Vacant Classes	14
ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN			14
A.		Substantive Consolidation	14
B.		Vesting of Assets and Dissolution	15
C.		Reservation of Rights Regarding Causes of Action	15
D.		The Liquidating Trust	16
	1	Establishment and Administration of the Liquidating Trust	16

	2	Assets of the Liquidating Trust	17

	3	Rights and Powers of the Liquidating Trust and the Liquidating Trustee	17

	4	Liquidating Trust Interests	18

	5	Appointment of a Liquidating Trustee and the Liquidating Trust Committee	18

	6	Liquidating Trust Distributions	19

	7	Reporting Requirement of Liquidating Trust	20

(Continued)

-ii-

(Continued)

-iii-

INTRODUCTION

The above-referenced debtors and debtors-in-possession in the Bankruptcy Cases (as defined herein) and the Official Committee of Unsecured Creditors hereby respectfully propose this Plan (as defined herein) pursuant to section 1121(a) of the Bankruptcy Code.  Reference is made to the Disclosure Statement (as defined herein), distributed contemporaneously herewith, for a discussion of the Debtors’ history, business, properties, and operations; a summary and analysis of this Plan; and certain related matters.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A.	Rules of Interpretation

For purposes of the Plan:  (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified, supplemented or restated; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words “hereof”, “herein”, “hereto”, “hereunder” and comparable terms refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) the words “include”, “includes” and “including” shall not be limiting and shall be deemed to be followed by “without limitation” whether or not they are, in fact, followed by such words or words of like import; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) any capitalized term used in the Plan that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (j) in the event of any inconsistency between the terms of the Plan and the terms of the Disclosure Statement, the terms of the Plan shall control and (k) in the event of any inconsistency between the terms of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Plan shall control.

B.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

C.	Defined Terms

When used in capitalized form in the Plan, the following terms shall have the respective meanings assigned to such terms below:

“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Bankruptcy Code section 503(b) and entitled to priority in payment under Bankruptcy Code sections 507(a)(1), 507(b) or 1114(e)(2), including:  (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) any indebtedness or obligations incurred or assumed by the Debtors in the ordinary course of business in connection with the conduct of their business; (c) any Professional Fees incurred before the Effective Date; (d) all fees and charges assessed against the Estates under Chapter 123 of title 28 of the United States Code, sections 1911-30; (e) obligations designated as Allowed Administrative Claims pursuant to an order of the Bankruptcy Court and (f) Claims under Section 503(b)(9) of the Bankruptcy Code.

“Agency Agreements” means, collectively, the Agency Agreements entered into among the Debtors and certain liquidation firms during the pendency of the Bankruptcy Cases.

“Allowed” means, with reference to any Claim, except as otherwise provided herein:

(a)           a Claim that has been Scheduled by a Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which such Debtor, Liquidating Trustee or any other party in interest has not timely Filed an objection in accordance with Article VII.A. of the Plan;

(b)           a Claim that either is not a Disputed Claim or has been allowed by a Final Order;

(c)           a Claim that is allowed (i) in any stipulation with a Debtor concerning the amount and nature of such Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court upon proper notice to the Debtors and other parties in interest; (ii) in any stipulation with a Debtor concerning the amount and nature of such Claim executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court or (iii) in any contract, instrument, indenture or other agreement entered into or assumed pursuant to the Plan;

(d)           a Claim relating to a rejected executory contract or unexpired lease that (i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been timely Filed in accordance with Article V.B. of the Plan or has otherwise been deemed timely Filed under applicable law; or

(e)           a Claim that is allowed pursuant to the terms of the Plan; provided, however, unless otherwise specified herein or by order of the Bankruptcy Court, the term “Allowed Claim” shall not, for any purpose under the Plan, include interest, penalties, premiums or late charges on such Claim from and after the Petition Date.

“Avoidance Actions” means (a) any and all actions that are Filed or that may be Filed pursuant to the provisions of Bankruptcy Code sections 502(d), 542, 544, 545, 547, 548, 549, 550, 551 and 553, or applicable nonbankruptcy law that may be incorporated or brought under the foregoing sections of the Bankruptcy Code; or (b) any other similar actions or proceedings filed to recover property for or on behalf of the Estates or to avoid a lien or transfer.

“Bankruptcy Cases” means, collectively, the Debtors’ bankruptcy cases under Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court and jointly administered under Case No. 11-10614.

“Bankruptcy Code” means title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as codified in title 11 of the United States Code, sections 101-1330 and applicable portions of titles 18 and 28 of the United States Code.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended from time to time, as applicable to the Bankruptcy Cases, promulgated under 28 U.S.C. § 2075 and the Local Rules of the Bankruptcy Court.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means legal tender of the United States of America and equivalents thereof.

“Causes of Action” mean all of the Debtors’ actions, causes of action, choses in action, liabilities, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Bankruptcy Cases, through and including the Effective Date, including, but not limited to, the Avoidance Actions and Trust Claims.

“Claim” means a “claim” against the Debtor, as defined in Bankruptcy Code section 101(5), whether or not asserted.

“Claims Agent” means The Garden City Group, the entity designated by order of the Bankruptcy Court to process Proofs of Claim.

“Class” means a category of Claims or Equity Interests described in Article III of the Plan.

“Committee” means the official committee of unsecured creditors appointed by the United States Trustee in the Bankruptcy Cases pursuant to section 1102 of the Bankruptcy Code, including its official members and its ex officio members.

“Confirmation” means the entry of the Confirmation Order, subject to all conditions specified in Article VIII.A of the Plan having been (i) satisfied or (ii) waived pursuant to Article VIII.C.

“Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128(a) to consider Confirmation of the Plan in accordance with Bankruptcy Code section 1129, as such hearing may be adjourned or continued from time to time.

“Confirmation Hearing Date” means the date on which the Confirmation Hearing is first commenced.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Consummation” means the occurrence of the Effective Date.

“Covered Persons” means (i) all directors and officers of the Debtors, whenever serving, but solely in the amount and to the extent covered by the Debtors’ directors and officers insurance policies and (ii) employees employed by or serving the Debtors as of the Petition Date, provided, however, that Covered Persons shall not include Michael Edwards or any Pershing Square Affiliates.

“Creditor” means the Holder of a Claim against any Debtor or its Estate.

“Debtor” means any one of the Debtors, in its individual capacity, as a debtor and debtor in possession in the Bankruptcy Cases.

“Debtors” means Borders Group, Inc.; Borders International Services, Inc.; Borders, Inc.; Borders Direct, LLC; Borders Properties, Inc.; Borders Online, Inc.; Borders Online, LLC; and BGP (UK) Limited as debtors and debtors-in-possession in the Bankruptcy Cases.

“Disallowed Claim” means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order, (b) a Claim that is Scheduled as zero or as contingent, disputed, or unliquidated and as to which no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law, (c) a Claim that has not been Scheduled and as to which no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law or (d) a Claim disallowed in accordance with section 502(d) of the Bankruptcy Code pursuant to Article VII.F. of the Plan.

“Disbursing Agent” means the Liquidating Trustee, or the entity or entities chosen by the Liquidating Trustee to make or facilitate distributions pursuant to the Plan.

“Disclosure Statement” means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Bankruptcy Court pursuant to the Disclosure Statement Approval Order.

“Disclosure Statement Approval Order” means the Final Order approving, among other things, the adequacy of the Disclosure Statement pursuant to Bankruptcy Code section 1125.

“Disputed . . . Claim” means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and in relation to a Class, a Disputed Claim in the particular Class described.

“Disputed Claims Reserve” means a fund held by the Liquidating Trust for the payment of Disputed Claims that become Allowed Claims after the Effective Date, which fund shall be maintained by the Liquidating Trustee for the benefit of the Holders of Disputed Claims.  The Disputed Claims Reserve need not be in a segregated account.

“Distribution” means the distributions to be made in accordance with the Plan of, as the case may be:  (a) Cash or (b) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

“Distribution Record Date” means the record date for the purpose of determining Holders of Allowed Claims entitled to receive Distributions under the Plan on account of Allowed Claims which date shall be ten (10) business days prior to the Confirmation Hearing Date originally scheduled by the Bankruptcy Court in the Disclosure Statement Approval Order.

“Effective Date” means that date following the Confirmation Date on which all conditions to consummation to the Plan shall have been satisfied or waived as provided in Article VIII.B. and Article VIII.C. hereof.

“Entity” means an “entity,” as defined in section 101(15) of the Bankruptcy Code.

“Equity Interest” means, with respect to a Debtor, as of the Petition Date, any capital stock or other ownership interest in such Debtor, whether or not transferable, and any option, call, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in such Debtor, and any redemption, conversion, exchange, voting, participation, dividend rights, and liquidation preferences relating to such capital stock or other ownership interest.

“Estate” means the estate of each of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Bankruptcy Cases.

“Exculpated Parties” mean, collectively, each of the following parties in their respective capacities as such: (a) the Debtors, (b) each director, officer, financial advisor, restructuring advisor (including any AP Services representatives) or attorney employed by or serving the Debtors as of or after the Petition Date, (c) the Committee, and (d) each member and ex officio member only in their capacity as a member of the Committee, and (e) the Committee’s financial advisors, attorneys and representatives (and their respective affiliates), provided, however, that Exculpated Parties shall not include Michael Edwards and any Pershing Square Affiliates.

“File” or “Filed” means file or filed on the Bankruptcy Court’s docket for the Bankruptcy Cases.

“Final Order” means an order of the Bankruptcy Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

“General Unsecured Claim” means any Claim against the Debtors that is not an Administrative Claim, a Secured Claim, a Priority Tax Claim or a Priority Non-Tax Claim.

“Holder” means any Entity holding a Claim, an Equity Interest or a Liquidating Trust Interest.

“Impaired Class” means a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Initial Distribution Date” means the Effective Date or the date, occurring as soon as practicable after the Effective Date, on which the initial Distributions are made to Holders of Allowed Claims.

“Internal Revenue Code” means title 26 of the United States Code, as amended from time to time.

“Intercompany Claims” means any Claim, Cause of Action, remedy or Administrative Claim asserted by a Debtor against another Debtor, as applicable.

“IRS” means the Internal Revenue Service.

“Liquidating Debtor” means the Debtor Borders Group, Inc. after the Effective Date.

“Liquidating Trust” means the trust described in Article IV.D. of the Plan to be established under New York trust law that will effectuate the wind down of the Debtors, and make distributions pursuant to the terms of the Plan and Liquidating Trust Agreement.  With respect to any action required or permitted to be taken by the Liquidating Trust, the term includes the Liquidating Trustee or any other person authorized to take such action in accordance with the Liquidating Trust Agreement.

“Liquidating Trust Agreement” means the agreement, substantially in the form annexed hereto as Exhibit A, establishing the Liquidating Trust in conformity with the provisions of the Plan, which shall be approved in the Confirmation Order and entered into by the Debtors, on behalf of the beneficiaries, and the Liquidating Trustee on the Confirmation Date pursuant to the terms of the Plan.

“Liquidating Trust Assets” means all property and assets of the Debtors that have neither been previously abandoned nor sold, including without limitation, all Cash and Cash equivalents, all Claims and Causes of Action, all executory contracts and unexpired leases that are assumed pursuant to Article V.A of the Plan, any and all books and records including computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located, and other remaining assets of the Debtors; provided, however, that the Retained Assets shall vest in the Liquidating Debtor and shall not constitute Liquidating Trust Assets; provided further, however, at all times the proceeds of Retained Assets shall constitute Liquidating Trust Assets and shall be treated in the same manner as proceeds of Liquidating Trust Assets, including, without limitation, for purposes of making Distributions on account of Liquidating Trust Interests.

“Liquidating Trust Committee” means the five (5) member committee along with three (3) ex officio members created hereunder and appointed by the Committee in consultation with the Debtors that shall provide oversight and direction to the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.  The members and ex officio members of the Liquidating Trust Committee shall be the same members and ex officio members that currently constitute the Committee.

“Liquidating Trust Interests” means the uncertificated beneficial interests in the Liquidating Trust representing the right of each Holder of an Allowed Claim thereof to receive distributions from the Liquidating Trust in accordance with Article IV of this Plan.

“Liquidating Trustee” means the person appointed by the Committee in consultation with the Debtors in accordance to Article IV.D. hereof to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

“Official Bankruptcy Forms” means the Official Bankruptcy Forms, prescribed by the Judicial Conference of the United States, the observance and use of which is required pursuant to Bankruptcy Rule 9009, as such forms may be amended, revised or supplemented from time to time.

“Pershing Square Affiliates” means, collectively, Pershing Square Capital Management, L.P., its affiliates and all Entities owned, managed or controlled thereby, including its principal William Ackman.

“Person” means a “person,” as defined in section 101(41) of the Bankruptcy Code.

“Petition Date” means February 16, 2011.

“Plan” means this first amended chapter 11 plan, including all exhibits and schedules annexed hereto or otherwise incorporated herein, either in its present form or as it may be altered, amended, modified, revised or supplemented from time to time.

“Priority Non-Tax Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Priority Tax Claim” means a Claim of a “governmental unit” (as such term is defined in section 101(27) of the Bankruptcy Code) of the kind specified in, and entitled to priority under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

“Professional” means a Person or Entity (a) employed by the Debtors or the Committee pursuant to a Final Order in accordance with sections 327, 328 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 330 or 331 of the Bankruptcy Code, for whom or for which compensation and reimbursement of expenses has been allowed by the Bankruptcy Court or is sought pursuant to section 503(b) of the Bankruptcy Code or (b) for whom or for which compensation and reimbursement has been allowed by the Bankruptcy Court or is sought pursuant to section 503(b)(4) of the Bankruptcy Code.

“Professional Fees” means the fees for professional services rendered and expenses incurred in connection with such services by Professionals on and after the Petition Date and prior to and including the Effective Date.

“Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Bankruptcy Cases.

“Proponents” means the Debtors and the Committee.

“Pro Rata Share” means, with reference to any Distribution on account of any Allowed Claim or Allowed Interest, as applicable, in any Class, the ratio (expressed as a percentage) that the amount of such Allowed Claim or Allowed Interest bears to the aggregate amount of Allowed Claims (and to the extent required for an interim Distribution, any reserve for Disputed Claims) or Allowed Interests of the same Class.

“Releasing Parties” mean, collectively, each of the following parties in their respective capacities as such:  (a) the Debtors, (b) each director, officer, and/or employee employed by or serving the Debtors on or after the Petition Date, (c) all financial advisors, restructuring advisors and attorneys of the Debtors employed by and serving on or after the Petition Date, (d) the Committee, (e) each member and ex officio member of the Committee only in their capacity as a member of the Committee, (f) the Committee’s financial advisors, attorneys and representatives (and their respective affiliates) and (g) each Holder of a Claim in Class 3 that does not “opt-out” of being included as a Releasing Party pursuant to the procedures set forth in the Disclosure Statement Approval Order, provided, however, that Releasing Parties shall not include (i) any Holder of a Claim in Class 3 that does not vote to accept or reject the Plan, (ii) Michael Edwards or (iii) any Pershing Square Affiliates and shall not be a waiver of any defense, offset or objection to any Claim filed against the Debtors and their Estates by any Person.

“Retained Assets” means specific assets of the Debtors, if any, designated jointly by the Debtors and the Committee prior to the Effective Date to be retained by the Liquidating Debtor, but only to the extent and for so long as such assets are retained by the Liquidating Debtor; provided, however, that the proceeds of such assets are deemed Liquidating Trust Assets.

“Schedules” mean the schedules of assets and liabilities, schedules of executory contracts, and the statements of financial affairs Filed by each Debtor pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time through the Confirmation Date in accordance with Bankruptcy Rule 1009.

“Scheduled” means an entry that appears on the Schedules.

“Secured” means when referring to a Claim:  (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

“Secured Claim” means a Claim against the Debtors to the extent it is Secured.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means a “security,” as defined in section 101(49) of the Bankruptcy Code.

“Tax” or “Taxes” means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed on the Debtors or the Estates by any taxing authority with respect thereto.

“Trust Claims” means any and all Causes of Action against any Person, officer, director, shareholder, lender, attorney, law firm, auditor, accounting firm, accountant or other Person, including, without limitation, all Avoidance Actions.

“Unimpaired” means a Claim or Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

“Unimpaired Class” means a Class that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

“United States Trustee” means the United States Trustee appointed under 28 U.S.C. § 591 to serve in the Southern District of New York.

ARTICLE II.

PAYMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.	Administrative Claims

On, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim or as otherwise determined by the Debtors or Liquidating Trustee, as applicable, each Holder (other than a Professional) of an Allowed Administrative Claim shall receive, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, (a) Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim or (b) such other treatment as may be agreed upon in writing by such Holder and the Debtors or the Liquidating Trustee, as applicable; provided, however, that the Liquidating Trustee shall be authorized to pay Allowed Administrative Claims that arise in the ordinary course of the Debtors’ business, in full, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions, post-confirmation.

By order dated October 11, 2011, the Bankruptcy Court set November 21, 2011 at 5:00 p.m. (prevailing Eastern Time) as the deadline for all holders of Administrative Claims (except for Professional Fees and Claims under section 503(b)(9) of the Bankruptcy Code) accruing on or after the Petition Date through and including October 21, 2022, to file proofs of such Administrative Claims with the Claims Agent.  Any Holder of an Administrative Claim that is required to file a Proof of Claim for such Administrative Claim and that does not file a Proof of Claim for such Administrative Claim so as to be received by the Claims Agent by the aforesaid bar date, or, by thirty (30) days after the Effective Date for Administrative Claims accruing between October 22, 2011 and the Effective Date pursuant to Article XII. Q. hereof, shall be forever barred from asserting such Administrative Claim against a Debtor, an Estate, their respective successors or their respective property, and such Administrative Claim shall be deemed discharged and released as of the Effective Date.  Objections to such Administrative Claims must be Filed and served on the requesting party by no later than sixty (60) days after the Effective Date.  Unless the Debtors or Liquidating Trustee, as applicable, or another party in interest objects to a Proof of Claim for such Administrative Claim within such time period, such Administrative Claim shall be deemed Allowed in the amount asserted.  In the event that the Debtors, the Liquidating Trustee or another party in interest objects to a Proof of Claim for such Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

B.	Professional Fees

Notwithstanding any other provision of this Plan concerning Administrative Claims, any Professional seeking an award by the Bankruptcy Court of an Allowed Administrative Claim on account of Professional Fees incurred from the Petition Date through and including the Effective Date (i) shall, no later than forty-five (45) days after the Effective Date, File a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through and including the Effective Date and (ii) shall receive, as soon as reasonably practicable after such claim is Allowed, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim in accordance with the Order relating to or allowing any such Administrative Claim.

C.	Priority Tax Claims

On, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim against a Debtor shall receive, (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (2) Cash in an amount agreed to by such Holder and agreed to and paid by the Debtors or the Liquidating Trust, as applicable, provided that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date without any further notice to or action, order, or approval of the Bankruptcy Court or (3) at the sole discretion of the Debtors or Liquidating Trustee, as applicable, Cash paid by the Liquidating Trust in the aggregate amount of such Allowed Priority Tax Claim, payable in installment payments over a period not more than five years from the Petition Date with payment of interest at a fixed annual rate to be determined by the Bankruptcy Court, all in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests that are required to be designated in classes pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and their treatment is set forth in Article II hereof.  Classification of Claims and Equity Interests in this Plan is for all purposes, including voting, confirmation and distribution pursuant to the Plan.

A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class only to the extent that any portion of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is placed in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.  Notwithstanding any Distribution provided for in the Plan, no Distribution on account of any Claim or Equity Interest is required or permitted unless and until such Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, as the case may be, which might not occur, if at all, until after the Effective Date.

The classification of Claims and Equity Interests set forth herein shall apply separately to each of the Debtors.  All of the potential Classes for the Debtors are set forth herein.  Certain of the Debtors may not have Holders of Claims or Equity Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Article III.D. hereof.  For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be eight (8) sub-Classes in each Class and many of such sub-Classes may be vacant).

Summary of Classification and Treatment of Classified Claims and Equity Interests
Class	Claim	Status	Voting Rights
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
2	Secured Claims	Unimpaired	Deemed to Accept
3	General Unsecured Claims	Impaired	Entitled to Vote
4	Equity Interests	Impaired	Deemed to Reject
5	Intercompany Claims	Impaired	Deemed to Reject

B.	Classification and Treatment of Claims and Equity Interests

1.              Class 1 – Priority Non-Tax Claims

(a)           Classification:  Class 1 consists of Priority Non-Tax Claims.

(b)           Treatment:  On or as soon as practicable after the Effective Date, each Holder of an Allowed Priority Non-Tax Claim shall receive, in full and final satisfaction of such Claim, one of the following treatments, in the sole discretion of the Debtors or the Liquidating Trustee, as the case may be:  (a) full payment in Cash of its Allowed Priority Non-Tax Claim or (b) treatment of its Allowed Priority Non-Tax Claim in a manner that leaves such Claim Unimpaired.

(c)           Voting:  Class 1 is Unimpaired and Holders of Priority Non-Tax Claims are conclusively deemed to have accepted the Plan.

2.             Class 2 – Secured Claims

(a)           Classification:  Class 2 consists of Secured Claims.

(b)           Treatment:  Each Holder of an Allowed Secured Claim will be placed in a separate subclass, and each subclass will be treated as a separate class for Distribution purposes.  Except to the extent that a Holder of an Allowed Secured Claim agrees to a different treatment, on or as soon as practicable after the Effective Date, each Holder of an Allowed Secured Claim shall receive, in full and final satisfaction of such Claim, in the sole discretion of the Debtors or the Liquidating Trustee, as the case may be:

(i)           the collateral securing such Allowed Secured Claim;

(ii)         Cash in an amount equal to the value of the collateral securing such Allowed Secured Claim; or

(iii)        such other treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired.

(c)           Voting:  Class 2 is Unimpaired and Holders of Secured Claims are conclusively deemed to have accepted the Plan.

3.             Class 3 – General Unsecured Claims

(a)           Classification:  Class 3 consists of General Unsecured Claims.

(b)           Treatment:  Each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Claim, its Pro Rata Share of the Liquidating Trust Interests.

(c)           Voting:  Class 3 is Impaired, and Holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.             Class 4 – Equity Interests

(a)           Classification:  Class 4 consists of Equity Interests.

(b)           Treatment:  Holders of Equity Interests shall neither receive nor retain any property under the Plan.  All Equity Interests shall be cancelled and of no further force or effect and all Claims filed on account of Equity Interests shall be deemed disallowed by operation of the Plan.

(c)           Voting: Class 4 is Impaired and Holders of Equity Interests are conclusively deemed to reject the Plan.

5.             Class 5 – Intercompany Claims

(a)           Classification:  Class 5 consists of Intercompany Claims.

(b)           Treatment:  Holders of Intercompany Claims shall neither receive nor retain any property under the Plan.  All Intercompany Claims shall be released and of no further force or effect.

(c)           Voting:  Class 5 is Impaired and Holders of Intercompany Claims are conclusively deemed to reject the Plan.

C.	Non-Consensual Confirmation

In the event that any Impaired Class of Claims entitled to vote does not accept the Plan by the requisite majorities required by section 1126(c) of the Bankruptcy Code, the Proponents reserve the right to (i) modify the Plan in accordance with Article XI.B. hereof and/or (ii) request that the Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code notwithstanding such lack of acceptance.

D.	Elimination of Vacant Classes

Any Class or sub-Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one Allowed Claim or Allowed Equity Interest, as applicable, or at least one Claim or Equity Interest, as applicable, temporarily Allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Substantive Consolidation

1.           Voting on the Plan shall be conducted on an entity-by-entity basis to assure that the requirements for confirmation have been met.  Entry of the Confirmation Order shall constitute approval, pursuant to Sections 105(a) and 1123(a)(5) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Estates of the Debtors for the purposes of confirming and consummating the Plan, including but not limited to voting, confirmation and Distribution.  Accordingly, (a) the assets and liabilities of the Debtors will be deemed to be the assets and liabilities of a single, consolidated entity, (b) each and every Claim filed or to be filed in the Bankruptcy Cases against any Debtor shall be considered filed against the consolidated Debtors and shall be considered one Claim against and obligation of the consolidated Debtors on and after the Effective Date, (c) all joint obligations of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations, are considered a single claim against the Debtors and (d) all guaranties by any of the Debtors of the obligations of any Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors.

2.           Such deemed consolidation, however, shall not (other than for purposes related to funding Distributions under the Plan) affect (a) the legal and organizational structure of the Debtors, (b) executory contracts or unexpired leases that were entered into during the Bankruptcy Case or that have been or will be assumed or rejected, (c) any agreements entered into by the Liquidating Trust on the Effective Date and (d) the Debtors’ or the Liquidating Trust’s ability to subordinate or otherwise challenge Claims on an entity by entity basis.  Moreover, the Proponents reserve the right to seek confirmation of the Plan on an entity-by-entity basis.

3.           In the event the Bankruptcy Court authorizes the Debtors to substantively consolidate less than all of the Debtors’ Estates: (a) the Plan shall be treated as a separate plan of liquidation for each Debtor not substantively consolidated and (b) the Debtors shall not be required to resolicit votes with respect to the Plan.

B.	Vesting of Assets and Dissolution

1.             On the Effective Date, the Liquidating Trust Assets shall vest in the Liquidating Trust free and clear of all Claims, Equity Interests, liens, charges or other encumbrances, except as set forth in this Plan.

2.             On the Effective Date, the Retained Assets, if any, will vest in the Liquidating Debtor free and clear of all Claims, Equity Interests, liens, charges or other encumbrances.  For so long as any Retained Assets exist, the Liquidating Debtor will continue to exist and the Liquidating Trustee on the Effective Date will be appointed the sole shareholder, member, director and officer of the Liquidating Debtor.  The Liquidating Trustee is authorized, without the need for any further action or formality which might otherwise be required under applicable non-bankruptcy laws, to dissolve the Liquidating Debtor or to merge the Liquidating Debtor into the Liquidating Trust.

3.             As of the Effective Date, or as soon as practicable thereafter, and without the need for any further order of the Bankruptcy Court, action or formality which might otherwise be required under applicable non-bankruptcy laws, the Debtors may be (a) dissolved without the need for any filings with the Secretary of State or other governmental official in each Debtors’ respective state of incorporation, (b) merged into or with the Liquidating Debtor or the Liquidating Trust, or (c) sold.

4.             On the Effective Date or as soon as practicable thereafter, the Liquidating Debtor or the Liquidating Trustee, as applicable, shall consummate, pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, all remaining transactions and sales of property, if any.

5.             On the Effective Date, any provision in any operating agreements, partnership agreements, limited liability company agreements or any other organizational document (as the same may be amended or restated from time to time) of any Debtor requiring dissolution, liquidation, or withdrawal of a member upon insolvency, bankruptcy or the filing of Bankruptcy Cases:

(a)           is deemed waived and of no further force and effect and

(b)           any action taken to prevent or revoke such potential dissolution or liquidation by the Debtors or Liquidating Debtor or potential withdrawal of any such Debtor or Liquidating Debtor from the applicable limited liability company or partnership is ratified and deemed effective to prevent such dissolution or liquidation and each such Debtor or Liquidating Debtor shall continue its existence regardless of any such provision.

C.	Reservation of Rights Regarding Causes of Action

1.             The Debtors and, after the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, reserve the rights to pursue any and all Causes of Action not relinquished, released, compromised or settled in this Plan, or any Final Order, and the Debtors hereby reserve the rights of the Liquidating Trust and the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue, administer, settle, litigate, enforce and liquidate consistent with the terms and conditions of the Plan and the Liquidating Trust Agreement such Causes of Action.  The Liquidating Trustee shall, pursuant to Section 1123 and all applicable law, have the requisite standing to prosecute, pursue, administer, settle, litigate, enforce and liquidate any and all Causes of Action.

2.             Except for Causes of Action against a Person or Entity expressly waived, relinquished, released, compromised or settled in this Plan, or any Final Order, (a) the Debtors (before the Effective Date) and the Liquidating Trustee, on behalf of the Liquidating Trust (after the Effective Date), expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine or other rule of law, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after, or as a result of the confirmation or Effective Date of the Plan, or the Confirmation Order, (b) all Causes of Action held by the Debtors’ Estates shall survive Confirmation of the Plan and the commencement and prosecution of any Causes of Action shall not be barred or limited by any estoppels (judicial, equitable or otherwise), (c) the Liquidating Trust and Liquidating Trustee’s right to commence and prosecute Causes of Action shall not be abridged, limited or altered in any manner by reason of Confirmation of the Plan, (d) no defendant party to any Cause of Action (including Avoidance Actions) shall be permitted or entitled to assert any defense based, in whole or in part, upon Confirmation of the Plan, and Confirmation of the Plan shall not have any res judicata or collateral estoppels or preclusive effect upon the commencement and prosecution of Causes of Action, and (e) the Debtors and the Liquidating Trustee, on behalf of the Liquidating Trust and any successors in interest thereto, expressly reserve the right to pursue or adopt any Causes of Action that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

D.	The Liquidating Trust

1.             Establishment and Administration of the Liquidating Trust

(a)           On the Effective Date, the Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, among other things, (i) investigating and, if appropriate, pursuing Trust Claims and Causes of Action, (ii) administering and pursuing the Liquidating Trust Assets, (iii) resolving all Disputed Claims and (iv) making all Distributions from the Liquidating Trust as provided for in the Plan and the Liquidating Trust Agreement.  The Liquidating Trust Agreement is incorporated herein in full and is made a part of this Plan as if set forth herein.

(b)           Upon execution of the Liquidating Trust Agreement, the Liquidating Trustee shall be authorized to take all steps necessary to complete the formation of the Liquidating Trust; provided, that, prior to the Confirmation Date, the Debtors, the Committee or the Liquidating Trustee, as applicable, may act as organizers of the Liquidating Trust and take such steps in furtherance thereof as may be necessary, useful or appropriate under applicable law to ensure that the Liquidating Trust shall be formed and in existence as of the Confirmation Date.  The Liquidating Trust shall be administered by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.  From and after the Effective Date, the Liquidating Trustee shall be vested with the powers of the sole shareholder, member, officer and director of the Liquidating Debtor.  The Liquidating Trust shall have authority to incur indebtedness in furtherance of its objectives.

(c)           It is intended that the Liquidating Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Sections 671 through 679 of the Internal Revenue Code.  In furtherance of this objective, the Liquidating Trustee shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the Liquidating Trust.  All assets held by the Liquidating Trust on the Effective Date shall be deemed for federal income tax purposes to have been distributed by the Debtors on a Pro Rata Share basis to Holders of Allowed General Unsecured Claims and then contributed by such Holders to the Liquidating Trust in exchange for the Liquidating Trust Interests.  All Holders have agreed to use the valuation of the assets transferred to the Liquidating Trust as established by the Liquidating Trustee for all federal income tax purposes.  The beneficiaries under the Liquidating Trust will be treated as the deemed owners of the Liquidating Trust.  The Liquidating Trust will be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

2.             Assets of the Liquidating Trust

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors will transfer and assign to the Liquidating Trust the Liquidating Trust Assets, which shall be deemed vested in the Liquidating Trust.  On and after the Effective Date, the Liquidating Trustee shall have discretion with respect to the timing of the transfers of Liquidating Trust Assets.  Any checks of the Debtors issued prior to the Effective Date that remain un-cashed three (3) months after the Confirmation Date shall revert to the Liquidating Trust.  The Liquidating Trust will hold and administer, among other things, (i) Cash in bank account(s) and (ii) the Disputed Claims Reserve.

3.             Rights and Powers of the Liquidating Trust and the Liquidating Trustee

(a)           The Liquidating Trustee shall be deemed the Estates’ representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules (including without limitation, the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (ii) prosecute, settle, abandon or compromise any Trust Claims or Causes of Action; (iii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement, (iv) establish and administer any necessary reserves for Disputed Claims that may be required; (v) object to Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (vi) employ and compensate professionals (including professionals previously retained by the Debtors and/or the Committee) , provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets; and (vii) file all federal, state and local tax returns if necessary.

(b)           The Liquidating Trust shall assume any outstanding responsibility of the Debtors under the Plan.

(c)           The Liquidating Trustee has full authority to take any steps necessary to administer the Liquidating Trust Agreement, including without limitation, the duty and obligation to liquidate Liquidating Trust Assets, to make Distributions therefrom in accordance with the provisions of this Plan and to pursue, settle or abandon any Trust Claims all in accordance with the Liquidating Trust Agreement.

(d)           The Debtors shall transfer to the Liquidating Trustee the Debtors’ evidentiary privileges, including the attorney/client privilege, solely as they relate to Trust Claims.  The Plan shall be considered a motion pursuant to sections 105, 363 and 365 of the Bankruptcy Code for such relief.  Upon such transfer, the Debtors and the Estates shall have no other further rights or obligations with respect thereto.  Privileged communications may be shared among the Liquidating Trustee and the Liquidating Trust Committee without compromising the privileged nature of such communications, in accordance with the “joint interest” doctrine.

4.             Liquidating Trust Interests

(a)           On the Effective Date, each Holder of an Allowed General Unsecured Claim shall, by operation of the Plan, receive its Pro Rata Share of the Liquidating Trust Interests.  Liquidating Trust Interests shall be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims.  No other entity, shall have any interest, legal, beneficial, or otherwise, in the Liquidating Trust, its assets or Causes of Action upon the assignment and transfer of such assets to the Liquidating Trust.

(b)           The Liquidating Trust Interests shall be uncertificated and shall be non-transferable except upon death of the Holder or by operation of law.  Holders of Liquidating Trust Interests, in such capacity, shall have no voting rights with respect to such interests.  The Liquidating Trust shall have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidating Trust Committee to extend such term conditioned upon the Liquidating Trust not becoming subject to the Securities Exchange Act of 1934 (as now in effect or hereafter amended).

5.             Appointment of a Liquidating Trustee and the Liquidating Trust Committee

(a)           The Liquidating Trustee shall be designated by the Committee, in consultation with the Debtors.  The Committee shall file a notice on a date that is not less than ten (10) days prior to the hearing to consider confirmation of the Plan designating the Person who it has selected as Liquidating Trustee.  The Person designated as Liquidating Trustee shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code.  The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Liquidating Trust Agreement.  The Liquidating Trustee shall not be required to post a bond.

(b)           On or prior to the Confirmation Date, the Committee, in consultation with the Debtors, shall appoint the Liquidating Trust Committee.  Each member of the Liquidating Trust Committee will be entitled to vote on all matters in accordance with the Liquidating Trust Agreement except for the three (3) ex officio members of the Liquidating Trust Committee.  Members of the Liquidating Trust Committee will serve without compensation, but will be entitled to reimbursement of reasonable expenses.  Members of the Liquidating Trust Committee shall be the remaining members of the Committee on the Effective Date and the ex officio members of the Liquidating Trust Committee shall be the ex officio members of the Committee.

(c)           The Liquidating Trustee shall serve at the direction of the Liquidating Trust Committee as set forth in the Liquidating Trust Agreement, provided, however, the Liquidating Trust Committee may not direct the Liquidating Trustee or the members of the Liquidating Trust Committee to act in a manner inconsistent with their duties under the Liquidating Trust Agreement, the Plan and the Confirmation Order.  The Liquidating Trust Committee may terminate the Liquidating Trustee at any time in accordance with the provisions of the Liquidating Trust Agreement or upon the determination of the Bankruptcy Court on a motion for cause shown.

(d)           The Liquidating Trustee, the members of the Liquidating Trust Committee and their professionals shall be exculpated and indemnified pursuant to and in accordance with the terms of the Liquidating Trust Agreement.

6.              Liquidating Trust Distributions

(a)           Initial Distributions.  On the Initial Distribution Date, the Liquidating Trustee shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Unsecured Claims and Allowed Secured Claims.  The Trustee shall not make any distributions of Trust Assets to the Trust Beneficiaries unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are reasonably necessary to satisfy amounts that would have been distributed in accordance with Article IV of the Litigation Trust Agreement in respect of Disputed Claims if the Disputed Claims were determined to be Allowed Claims immediately prior to such proposed distribution to the Beneficiaries.

(b)           Interim Distributions.  The Liquidating Trustee shall make interim Distributions of Cash (i) to Holders of the Liquidating Trust Interests at least once each calendar year, but solely in accordance with the Liquidating Trust Agreement and (ii) from the Disputed Claims Reserve in accordance with Article VII.D. hereof.

(c)           Final Distributions.  The Liquidating Trust shall be dissolved and its affairs wound up and the Liquidating Trustee shall make the Final Distributions, upon the earlier of (i) the date which is five (5) years after the Effective Date, and (ii) that date when, (A) in the reasonable judgment of the Liquidating Trustee, substantially all of the assets of the Liquidating Trust have been liquidated and there are no substantial potential sources of additional Cash for Distribution; and (B) there remain no substantial Disputed Claims. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Liquidating Trust.  The date on which the final Distributions are made is referred to as the “Trust Termination Date”.  On the Trust Termination Date, the Liquidating Trustee shall

(i)           distribute all Cash held by the Liquidating Trust to the Holders of Liquidating Trust Interests in accordance with the Plan and the Liquidating Trust Agreement; and

(ii)           promptly thereafter, request that the Bankruptcy Court enter an order closing the Bankruptcy Cases (unless this has already been done).

After Final Distributions have been made in accordance with the terms of the Plan and the Liquidating Trust Agreement, if the amount of remaining cash is less than $50,000, the Liquidating Trustee, after consultation with the Liquidating Trust Committee, may donate such amount to a charity approved by the Liquidating Trust Committee.

7.             Reporting Requirement of Liquidating Trust

The Liquidating Trust’s formation documents will require that bi-annual financial statements or similar reports of the Liquidating Trust be filed with the Bankruptcy Court and made available to any Holder of Liquidating Trust Interests that so requests such statements and/or reports.

E.	Directors/Officers/Equity Interests/Professionals of the Debtors on the Effective Date

1.             On the Effective Date, the authority, power and incumbency of the Persons then acting as directors and officers of the Debtors shall be terminated and such directors and officers shall be deemed to have resigned.

2.             On the Effective Date, all the Equity Interests in the Debtors (including all instruments evidencing such Equity Interests) shall be canceled and extinguished without further action under any applicable agreement, law, regulation or rule.  On the Effective Date, the Liquidating Debtor shall issue one share of stock in the Liquidating Debtor to the Liquidating Trust which will hold such share of stock for the benefit of the Holders of Liquidating Trust Interests, and such share of stock will remain outstanding until the Liquidating Debtor is dissolved in accordance with the Plan.

3.             On the Effective Date, the Professionals for the Debtors shall be deemed to have completed their services unless they are retained by the Liquidating Trustee, but they shall be able to file final applications for reasonable compensation and reimbursement of expenses through the Effective Date as permitted by this Plan.

F.	Operations of the Debtors Between the Confirmation Date and the Effective Date

           During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate their businesses as debtors in possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.

G.	Term of Injunctions or Stays

           Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Bankruptcy Cases are closed.

H.	Corporate Action

The entry of the Confirmation Order shall constitute the approval of the authorization for the Debtors to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and any documents contemplated to be executed therewith, prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order rule or regulation.

I.	Cancellation of Existing Agreements and Existing Common Stock

On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates, and other documents evidencing any Claims or Equity Interests shall be canceled, shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or in any way related thereto shall be discharged.

J.	Authorization of Plan-Related Documentation

1.             All documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan and any other agreement or document related to or entered into in connection with the Plan, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

2.             A responsible officer or director of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

K.	Dissolution of Committee

The Committee shall continue in existence through and including the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court or in this Plan or the Confirmation Order prior to the Effective Date.  On the Effective Date, the Committee shall be deemed dissolved, and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Bankruptcy Cases or the Plan and its implementation, and the retention or employment of the Committee’s Professionals shall terminate; provided, however, that the Committee shall continue to exist after the Effective Date for the limited purpose of any matter expressly provided by this Plan or the Confirmation Order.  The Professionals for the Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary and reasonable expenses for post-Effective Date activities authorized hereunder ten (10) days following the submission of invoices to the Liquidating Trustee for the applicable period, to be no less than monthly, without further order of the Bankruptcy Court, provided, however, the Liquidating Trustee may object to the reasonableness of the amounts in such invoices prior to the expiration of such ten (10) day period.  If the parties do not resolve such dispute consensually, the Committee may seek approval from the Bankruptcy Court upon no less than fourteen (14) days written notice to the Liquidating Trustee and the Office of the United States Trustee.

L.	Exclusivity Period.

Subject to further order of the Bankruptcy Court, the Proponents shall retain the exclusive right to amend the Plan and solicit acceptances thereof through and including the Effective Date.

M.	Exemption from Certain Fees and Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

1.             Any executory contracts and unexpired leases that are listed as executory contracts or unexpired leases to be assumed in an exhibit hereto, or to be filed at least ten (10) business days prior to the Confirmation Hearing Date and incorporated herein, or are to be assumed pursuant to the terms hereof, shall be deemed assumed by the Debtors as of immediately prior to the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

2.             Any executory contract or unexpired lease which has not expired by its own terms on or prior to the Effective Date, which has not been assumed, assumed and assigned, or rejected with the approval of the Bankruptcy Court, or which the Debtors have obtained the authority to reject but have not rejected as of the Effective Date, or which is not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Debtors on the Confirmation Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejection pursuant to sections 365(e) and 1123(b)(2) of the Bankruptcy Code.

B.	Rejection Damages Claims

Proofs of all Claims arising out of the rejection of an executory contract or an unexpired lease pursuant to the Plan shall be filed with the Claims Agent and served upon the Liquidating Trust not later than thirty (30) days after notice of the occurrence of the Confirmation Date has been served.  Any such Claims covered by the preceding sentence not filed within such time shall be forever barred from assertion against the Debtors, their Estates, the Liquidating Trust, and their respective properties and interests.

C.	Indemnification Obligations

Any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse, or limit the liability of any Covered Persons pursuant to the Debtors’ certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons’ service with, for, or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits, and proceedings relating to the Debtors shall continue as obligations of the Liquidating Trust, and shall, in any event, survive confirmation of the Plan and except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date, provided, however, that all monetary obligations under this Article V.C. shall be limited solely to available insurance coverage and neither the Liquidating Trust, the Liquidating Trustee nor any of their assets shall be liable for any such obligations.  Any Claim based on the Debtors’ obligations set forth in this Article V shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.  This provision for Indemnification Obligations shall not apply to or cover any Claims, suits or actions against a Covered Person that result in a final order determining that such Covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Manner of Payment under the Plan

At the option of the Debtors or the Liquidating Trustee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.  Cash payments made pursuant to this Plan in the form of checks issued by the Debtors or Liquidating Trustee shall be null and void if not cashed within 120 days of the date of the issuance thereof.  Requests for reissuance of any check shall be made directly to the Liquidating Trustee.

B.	Timing of Distributions

Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date and that are entitled to receive Distributions under the Plan shall be made on the Initial Distribution Date.  If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to Article VII.D. of the Plan.

C.	Distributions by Disbursing Agent

3.             The Liquidating Trustee, or its agent, shall serve as disbursing agent on behalf of each of the Estates (on and after the Effective Date) under the Plan and shall make all Distributions required under the Plan.

4.             The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

5.             Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Liquidating Trust.

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

Except as otherwise provided in the Plan, subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim shall be made at the address of such Holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, as applicable, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a Proof of Claim by such Holder that contains an address for such Holder different from the address reflected on the Schedules.  In the event that any Distribution to any Holder is returned as undeliverable, the Liquidating Trustee shall use commercially reasonable efforts to determine the current address of such Holder, but no Distribution to such Holder shall be made unless and until the Liquidating Trustee has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code upon the expiration of the later of three (3) months from the Effective Date and the date such Distribution was returned undeliverable.  After such date, all unclaimed property or interest in property shall revert to the Liquidating Trust for distribution on account of other Allowed Claims, and the Claim of the Holder originally entitled such unclaimed property or interest in property shall be discharged and forever barred.

E.	Record Date for Distributions

As of the close of business on the Distribution Record Date, the transfer register for any Claims or Equity Interests, for the purposes of Distributions shall be closed, and there shall be no further changes in the record Holders of any Claims or Equity Interests.  The Debtors shall have no duty to recognize the transfer of, or the sale of any interest in, any Claims or Equity Interests occurring after the close of business on the Distribution Record Date and shall be entitled for all purposes relating to this Plan to recognize, distribute to and deal with only those record Holders of Claims or Equity Interests stated on the transfer books and records as maintained by the Debtors or their agent, as the case may be, as of the close of business on the Distribution Record Date.

F.	Allocation of Plan Distributions between Principal and Interest.

To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

G.	Fractional Dollars; De Minimis Distributions

Notwithstanding any other provision of the Plan to the contrary, (a) the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars, and whenever any Distribution of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down and (b) the Disbursing Agent shall have no duty to make a Distribution on account of any Allowed Claim (i) if the aggregate amount of all Distributions authorized to be made on such date is less than $50,000, in which case such Distributions shall be deferred to the next Distribution date, (ii) if the amount to be distributed to that Holder on the particular Distribution date is less than $100.00, unless such Distribution constitutes the final Distribution to such Holder, or (iii) the amount of the final Distribution to such Holder is less than $50.00, in which case such Distribution shall revert to the Liquidating Trust for distribution on account of other Allowed Claims.

H.	No Distribution in Excess of Allowed Amount of Claim

Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distributions, which individually or in the aggregate, exceed of the Allowed amount of such Claim.

I.	Setoffs

The Debtors or the Liquidating Trust may, but shall not be required to, set-off against, or recoup from, any Claim (for purposes of determining the Allowed amount of such Claim on which a distribution shall be made), any claims of any nature whatsoever that the Debtors or the Liquidating Trust may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Liquidating Trust of any such claim the Debtors or the Liquidating Trust may have against the Holder of such Claim.

J.	Compliance with Tax Requirements

In connection with the Plan and all Distributions hereunder, to the extent applicable, the Debtors and the Liquidating Trustee are authorized to take any and all actions that may be necessary or appropriate to comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Distributions pursuant to the Plan shall be subject to any such withholding and reporting requirements.  The Liquidating Trustee shall be authorized to require each Creditor to provide it with an executed Form W-9 or similar tax form as a condition precedent to being sent a Distribution.  If a Holder of an Allowed Unsecured Claim does not provide the Liquidating Trustee with an executed Form W-9 or similar form within 90 days of written request, said Creditor shall be deemed to have forfeited their Distribution.

K.	Release of Liens

Except as otherwise provided by Article III of the Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to this Article VI, all mortgages, deeds of trust, liens, pledges or other security interests against the property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the applicable Estate.

L.	Subordination

1.             Preservation of Subordination Rights by Estates

Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtors or the Liquidating Trustee of any Allowed Claim shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise.

2.             Waiver by Creditors of all Subordination Rights

Except as otherwise ordered by the Bankruptcy Court, each Holder of a Claim shall be deemed to have waived all contractual, legal and equitable subordination rights that they may have, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, with respect to any and all Distributions to be made under the Plan, and all such contractual, legal or equitable subordination rights that each Holder has individually and collectively with respect to any such Distribution made pursuant this Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.	Prosecution of Objections to Claims on and after the Effective Date

On and after the Effective Date, objections to, and requests for estimation of any Claims may be interposed and prosecuted only by the Liquidating Trust.  Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or before the later of (a) one hundred twenty (120) days after the Effective Date and (b) such other date as may be fixed by the Bankruptcy Court upon a motion filed by the Liquidating Trust served only on the Rule 2002 service list.  On the Effective Date, all outstanding objections to, and requests for estimation of Claims will vest in the Liquidating Trust.

B.	Estimation of Claims

The Liquidating Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Liquidating Trustee previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection.  The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, such estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Trustee may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C.	No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes Allowed.  To the extent that all or a portion of a Disputed Claim is disallowed, the Holder of such Claim shall not receive any Distribution on account of the portion of such Claim that is disallowed and any property withheld pending the resolution of such Claim shall be reallocated pro rata to the Holders of Allowed Claims in the same Class.

D.	Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim, Distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan, Confirmation Order and Liquidating Trust Agreement.  As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Liquidating Trustee shall provide to the Holder of such Claim the Distribution (if any) to which such Holder is entitled under the Plan.

E.	Preservation of Rights to Settle

In accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any person or entity without the approval of the Bankruptcy Court (subject to the provisions of the Liquidating Trust Agreement, this Plan, the Confirmation Order, and any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan).  The Liquidating Trust and the Liquidating Trustee or their successor(s) may pursue such retained claims, rights, Causes of Action, suits, or proceedings, as appropriate, in accordance with the best interests of the Liquidating Trust, the Liquidating Trustee or their successor(s) who hold such rights.

F.	Disallowed Claims

Any Claim held by a Person or Entity against whom any Debtor or the Liquidating Trust has commenced a proceeding asserting a Cause of Action under section 542, 543, 544, 545, 547, 548, 549, 550, 551 and/or 553 of the Bankruptcy Code, shall be deemed a Disallowed Claim pursuant to section 502(d) of the Bankruptcy Code and the Holder of such Claim shall not be entitled to vote to accept or reject the Plan.  Claims that are deemed Disallowed Claims pursuant to this Article VII.F., shall continue to be Disallowed Claims for all purposes until such Cause of Action has been settled or resolved by Final Order and any sums due to the Debtors or the Liquidating Trust from such party have been paid.

ARTICLE VIII.

CONDITIONS PRECEDENT TO CONFIRMATION
AND EFFECTIVE DATE OF THE PLAN

A.	Condition Precedent to Confirmation

The Plan shall not be confirmed, and the Confirmation Date shall not be deemed to occur, unless and until the Confirmation Order, in form and substance satisfactory to the Proponents, has been entered on the docket maintained by the Clerk of the Bankruptcy Court.

B.	Conditions Precedent to the Effective Date

The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions have been satisfied in full or waived by the Proponents in writing:

1.             the Confirmation Order, in form and substance satisfactory to the Proponents, shall be entered by the Bankruptcy Court, shall become a Final Order, shall be in full force and effect and shall not be subject to a stay or an injunction which would prohibit the transactions under the Plan;

2.             the Confirmation Order shall, among other things, provide that all transfers of property by the Debtors (a) to the Liquidating Trust (i) are or shall be legal, valid, and effective transfers of property, (ii) vest or shall vest the Liquidating Trust with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and shall not constitute voidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law, (iv) shall be exempt from any transfer, sales, stamp or other similar tax (which exemption shall also apply to the transfers by the Liquidating Trust) and (v) do not and shall not subject the Liquidating Trustee or Holders of Claims to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability and (b) to Holders of Claims under the Plan are for good consideration and value;

3.             the final version of the Plan and any supplemental documents and exhibits contained therein shall have been Filed and in a form and substance satisfactory to the Proponents;

4.             all actions and transfers and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Plan, including all transfers to the Liquidating Trust, shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to the Proponents; and

5.             all authorizations, consents, and regulatory approvals, if any, required by the Proponents in connection with the consummation of the Plan shall have been obtained and not revoked.

C.	Waiver of Conditions

Any of the conditions to Confirmation of the Plan and/or to the Effective Date set forth in Articles VIII.A. and VIII.B. hereof, other than entry of the Confirmation Order in form and substance satisfactory to the Proponents, may be waived with the express written consent of the Proponents without leave or order of the Bankruptcy Court, and without any formal action.

D.	Satisfaction of Conditions

Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  If the Proponents determine that one of the conditions precedent set forth in Articles VIII.A. and VIII.B. of the Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court.

E.	Effect of Nonoccurrence of Conditions

If each of the conditions to occurrence of the Effective Date set forth in Article VIII.B. has not been satisfied or duly waived on or before the first Business Day that is 180 days after the Confirmation Date, or such later date as shall be determined by the Debtors, the Confirmation Order may be vacated by the Bankruptcy Court.  If the Confirmation Order is so vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims or Equity Interests against any of the Debtors or release of any claims or interests by the Debtors or the Estates.

ARTICLE IX.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Equity Interests and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved pursuant to the Plan or relating to the contractual, legal, and subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Claim or Equity Interest, or any Distribution to be made on account of such Claim or Equity Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Equity Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Liquidating Trustee may compromise and settle Claims against the Debtors and their Estates and Trust Claims against other Entities.

B.	Discharge of the Debtors and Injunction

1.             Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded in the Plan and the payments and Distributions to be made under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests in the Debtors’ assets of any kind, nature, or description, whatsoever, or against any of the Debtors’ assets or properties, to the full extent permitted by section 1141 of the Bankruptcy Code.  Except as otherwise expressly provided in the Plan, entry of the Confirmation Order (subject to the occurrence of the Effective Date) shall act as a discharge to the full extent permitted by section 1141 of the Bankruptcy Code of all Claims against and debt of, liens on, and Equity Interests in any of  the Debtors’ assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a Proof of Claim or proof of Equity Interest therefor was filed, whether the Claim or Equity Interest is Allowed, or whether the Holder thereof votes to accept the Plan or is entitled to receive a Distribution under the Plan.  Upon entry of the Confirmation Order, and subject to the occurrence of the Effective Date, any Holder of such discharged Claim or Equity Interest shall be precluded from asserting against any of the Debtors’ assets or properties any other or further Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date except as otherwise expressly provided in the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors’ assets or properties, subject to the occurrence of the Effective Date.

2.             In accordance with section 524 of the Bankruptcy Code, and to the full extent permitted by section 1141 of the Bankruptcy Code, the discharge provided by this Article IX.B. shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover a Claim and Equity Interest against the Debtors’ assets and properties which are discharged hereby.  Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, any of the Debtors’ assets or properties shall be permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against any of the Debtors’ assets or properties on account of any such Claim or Equity Interest, and (c) creating, perfecting, or enforcing any encumbrance of any kind against any of the Debtors’ assets or properties on account of any such Claim or Equity Interest.  The foregoing injunction shall follow the Debtors’ assets or properties upon any transfer (including, without limitation, to the Liquidating Trust).

C.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released, the Liquidating Trustee shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in any supplemental documents, and the Liquidating Trustee’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  The Liquidating Trustee may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Liquidating Trust beneficiaries.  No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Liquidating Trustee, as applicable, will not pursue any and all available Causes of Action against them.  Except with respect to Causes of Action as to which the Debtors have released any Entity on or prior to the Effective Date, the Debtors or the Liquidating Trustee, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.  Unless any Causes of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Liquidating Trustee expressly reserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

D.	Releases

1.             Releases by the Debtors

As of the Effective Date, the Debtors, their Estates and, the Liquidating Trust will be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Bankruptcy Cases, the Plan, or the Disclosure Statement, that could have been asserted at any time, past, present, or future, by or on behalf of the Debtors, or their Estates, against (a) each director, officer or employee employed by or serving the Debtors on and after the Petition Date, in its capacity as such, (b) financial advisor, restructuring advisor or attorney of the Debtors, in its capacity as such employed by or serving on and after the Petition Date and (c) the Committee, and each member, financial advisor, and attorney of the Committee, in its capacity as such; provided, however, that the foregoing shall not affect the liability or release of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty; provided further, however, that the foregoing shall not affect any liability of or release Michael Edwards or any Pershing Square Affiliates and shall not be a waiver of any defense, offset or objection to any Claim filed against the Debtors and their Estates by any Person.

2.             Releases among the Releasing Parties

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ON THE EFFECTIVE DATE, IN CONSIDERATION FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASING PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE RELEASING PARTIES, TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, DISCHARGE AND RELEASE AND SHALL BE DEEMED TO HAVE PROVIDED A FULL DISCHARGE AND RELEASE TO EACH OF THE OTHER RELEASING PARTIES (AND EACH OF THE OTHER RELEASING PARTIES SHALL BE DEEMED FULLY RELEASED AND DISCHARGED BY THE RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, DEBTS, RIGHTS, SUITS, DAMAGES, REMEDIES, CAUSES OF ACTION, LIABILITIES WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR NON-CONTINGENT, EXISTING AS OF THE EFFECTIVE DATE IN LAW, EQUITY OR OTHERWISE, WHETHER FOR TORT, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, ARISING FROM OR RELATED IN ANY WAY TO THE DEBTORS, THE TRANSACTIONS CONTEMPLATED BY THE PLAN, THE BANKRUPTCY CASES, THE PURCHASE, SALE OR RESCISSION OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY OF THE DEBTORS AND ANY OF THE OTHER RELEASING PARTIES, THE RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR IN THE BANKRUPTCY CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE AGENCY AGREEMENTS, THE LIQUIDATING TRUST AGREEMENT, OR RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS RELATED TO THE BANKRUPTCY CASES, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, INCLUDING THOSE THAT ANY OF THE RELEASING PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR AN EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT ON BEHALF OF ANY OF THE RELEASING PARTIES; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT AFFECT THE LIABILITY OF ANY PERSON THAT OTHERWISE WOULD RESULT FROM ANY SUCH ACT OR OMISSION TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED FRAUD, WILLFUL MISCONDUCT, GROSS NEGLIGENCE, BAD FAITH, SELF-DEALING OR BREACH OF THE DUTY OF LOYALTY; PROVIDED FURTHER, HOWEVER, THAT THE FOREGOING SHALL NOT RELEASE ANY CAUSES OF ACTION AND/OR TRUST CLAIMS (WHICH FOR THE AVOIDANCE OF DOUBT INCLUDES, AMONG OTHER THINGS, AVOIDANCE ACTIONS NOT RELEASED UNDER THE PLAN) AND SHALL NOT BE A WAIVER OF ANY PROOF OF CLAIM FILED AGAINST ANY OF THE DEBTORS AND THEIR ESTATES BY ANY PERSON OR ANY DEFENSE, OFFSET OR OBJECTION TO ANY CLAIM FILED AGAINST THE DEBTORS AND THEIR ESTATES BY ANY PERSON; PROVIDED FURTHER, HOWEVER, THAT THE FOREGOING SHALL NOT AFFECT ANY LIABILITY OF MICHAEL EDWARDS OR ANY PERSHING SQUARE AFFILIATES.

E.	Exculpation

The Exculpated Parties shall neither have, nor incur, any liability to any Entity for any act taken or omitted to be taken in connection with, relating to, or arising out of, the Bankruptcy Cases, formulating, negotiating, soliciting, preparing, disseminating, implementing, confirming, or effecting the Consummation of the Plan, the Agency Agreements, the Disclosure Statement, the administration of the Plan or the property to be distributed under the Plan or related to the issuance, distribution, and/or sale of any security, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan through and including the Effective Date; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of duty of loyalty.

ARTICLE X.

RETENTION OF JURISDICTION

A.	Retention of Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under or related to the Bankruptcy Cases for, among other things, the following purposes:

(a)           Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(b)           Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code, the Plan or the Liquidating Trust Agreement;

(c)           Resolve any matters related to: (i) the assumption, assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an executory contract or unexpired lease, cure obligations pursuant to section 365 of the Bankruptcy Code, or any other matter related to such executory contract or unexpired lease; (ii) any potential contractual obligation under any executory contract or unexpired lease that is assumed and/or assigned and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d)           Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(e)           Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(f)            Adjudicate, decide, or resolve any and all matters related to the Causes of Action and/or the Trust Claims;

(g)           Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement or the Liquidating Trust Agreement;

(h)           Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(i)            Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or the Liquidating Trust Agreement, or any Entity’s obligations incurred in connection with the Plan or the Liquidating Trust Agreement;

(j)            Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan or the Liquidating Trust Agreement;

(k)           Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, releases, injunctions, exculpations, and other provisions contained in Article IX and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(l)            Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Distributions;

(m)           Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(n)           Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Liquidating Trust Agreement or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement or Liquidating Trust Agreement;

(o)           Adjudicate any and all disputes arising from or relating to Distributions under the Plan or any transactions contemplated therein;

(p)           Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(q)           Determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(r)            Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order or the Liquidating Trust Agreement, including disputes arising under agreements, documents, or instruments executed in connection with the Plan or the Liquidating Trust Agreement;

(s)            Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(t)            Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ release, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(u)           Enforce all orders previously entered by the Bankruptcy Court;

(v)           Hear any other matter not inconsistent with the Bankruptcy Code;

(w)           Enter an order concluding or closing the Bankruptcy Cases; and

(x)            Enforce the injunction, release, and exculpation provisions set forth in Article IX.

ARTICLE XI.

MODIFICATION AND REVOCATION OF THE PLAN

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, Liquidating Trust Agreement and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all Holders of Claims against or Equity Interests in the Debtors (regardless of whether such Claims or Equity Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors.  All Claims and debts shall be fixed, adjusted or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.	Modification of the Plan

Subject to the limitations contained herein, the Proponents reserve the right to modify the Plan as to material terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Proponents expressly reserve their rights to alter, amend, or modify materially the Plan  one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Liquidating Trust Agreement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.  Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with this Article XI.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof and prior to the Confirmation Date are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of the Plan

The Proponents reserve the right to revoke or withdraw the Plan with respect to one or more of the Debtors prior to the Confirmation Date or the Effective Date and to file subsequent plans.  If the Proponents revoke or withdraw the Plan with respect to any Debtor, or if Confirmation or Consummation does not occur, then:  (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Equity Interest or Class of Claims or Equity Interests), assumption and  assignment or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Equity Interests; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  After the Effective Date, the Liquidating Trustee shall pay, in accordance with the Bankruptcy Code and the Bankruptcy Rules, all fees payable pursuant to 28 U.S.C. § 1930 that accrue before or after the Effective Date.

B.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent a schedule or exhibit hereto or instrument, agreement or other document executed under the Plan provides otherwise, this Plan, the rights, duties and obligations arising under this Plan, and any claim or controversy directly or indirectly based upon or arising out of this Plan or the transactions contemplated by this Plan (whether based on contract, tort, or any other theory), including all matters of construction, validity and performance, shall be governed by and interpreted, construed and determined in accordance with, the internal laws of the State of New York (without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction).

C.	Corporate Action

Prior to, on and after the Effective Date, all matters provided for under the Plan that otherwise would require approval of the shareholders or directors of any of the Debtors shall be deemed to have occurred and shall be in effect prior to, on and after the Effective Date pursuant to the applicable general corporation law of the jurisdiction in which the Debtors are organized without any requirement of further action by the shareholders or directors of the Debtors.

D.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court or other court of competent jurisdiction to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.	Successors and Assigns

The Plan shall be binding on, and shall inure to the benefit of the Debtors, and their respective successors and assigns.  The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

F.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Effective Date shall have occurred.  Neither the filing of this Plan, any nor statement or provision contained herein, nor the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors prior to the Effective Date.  If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Bankruptcy Cases are and shall be reserved in full.  Any concessions or settlements reflected herein, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Bankruptcy Cases shall be bound or deemed prejudiced by any such concession or settlement.

G.	Further Assurances

The Debtors are authorized to execute, deliver, file or record such contracts, agreements, instruments, releases and other documents and take or cause to be taken such action as may be necessary or appropriate to effectuate, implement and further evidence the terms, provisions and intent of this Plan and to consummate the transactions and transfers contemplated by the Plan.

H.	Notice and Service of Documents

All notices, requests and demands required or permitted to be provided to the Debtors, Liquidating Debtor, the Committee or the Claims Agent under the Plan shall be in writing and shall be deemed to have been duly given or made (a) when actually delivered (i) by certified mail, return receipt requested, (ii) by hand delivery or (iii) by U.S. mail, postage prepaid or, (b) in the case of notice by facsimile transmission, when received and confirmed, addressed as follows:

If to the Debtors or Liquidating Debtor:

Kasowitz, Benson, Torres & Friedman LLP
1633 Broadway
New York, New York  10019
Attn:   Andrew K. Glenn, Esq.
             Jeffrey R. Gleit, Esq.
Facsimile:  (212) 506-1800

If to the Committee:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn:    Bruce Buechler, Esq.
             Paul Kizel, Esq.
Facsimile: (973) 597-2400

               and

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Attn:           Bruce Nathan, Esq.
Facsimile: (212) 262-7402

If to the Claims Agent:

The Garden City Group, Inc.
P.O. Box 9690
Dublin, Ohio 43017-4990
Attn: Borders Group, Inc.

I.	Conflicts

To the extent any provision of the Disclosure Statement or any instrument, document or agreement executed in connection with the Plan or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflicts with or is in any way inconsistent with the terms of the Plan, the terms and provisions of the Plan shall govern and control.

J.	Section 1145 Exemption

Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.  If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

K.	Determination of Tax Liability

The Debtors are authorized, but not required, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

L.	Post-Effective Date Fees and Expenses

From and after the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by the Liquidating Trust, and any professionals retained by such Liquidating Trust, related to the consummation and to the implementation of this Plan, except as otherwise provided in the Liquidating Trust Agreement, after notice to the Liquidating Trust Committee.

M.	Entire Agreement

This Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated in to this Plan.

N.	Closing of Chapter 11 Cases

The Confirmation Order shall authorize, pursuant to section 350 of the Bankruptcy Code, closing the Bankruptcy Cases and shall provide that upon the Effective Date the Bankruptcy Court will enter one or more order(s) directing the Clerk of the Bankruptcy Court to close such Chapter 11 Cases; provided, however, that the Bankruptcy Case of Borders Group, Inc. shall remain open until such time as the Liquidating Trustee files with the Bankruptcy Court such documents required by the Bankruptcy Rules and any applicable orders of the Bankruptcy Court to close such Bankruptcy Case.  Upon entry of the Confirmation Order, counsel for the Debtors shall submit proposed forms of order to the Bankruptcy Court to enter on the docket of each individual Debtors’ Bankruptcy Case to close said Bankruptcy Cases effective on the Effective Date, except for the Bankruptcy Case of Borders Group, Inc.

O.	Change of Control Provisions

Any acceleration, vesting or similar change of control rights under any employment, benefit or other arrangements triggered by the consummation of this Plan shall be waived or otherwise cancelled under this Plan.

P.	Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

Q.	Administrative Claims Bar Date

The bar date or last date for the filing any Proof of Claim for an Administrative Claim, exclusive of Professional Fee Claims (which are addressed in Article II.B. of this Plan), for Administrative Claims that have accrued between October 22, 2011 and the Effective Date of this Plan shall be thirty (30) days after the Effective Date.  Such Administrative Claims must be filed with the Claims Agent, The Garden City Group, Inc., P.O. Box 9690, Dublin, Ohio 43017-4990, Attn: Borders Group, with a copy sent to counsel for the Committee at the address listed above.  The failure to timely file such an Administrative Claim accruing between October 22, 2011 and the Effective Date as required by this provision shall bar the Administrative Claim from being paid.

R.	Change of Name

On the Effective Date, the Liquidating Debtor’s name shall change from Borders Group, Inc. to BGI, Inc. without the need for the filing of any documents with any state agencies or the Bankruptcy Court.  In addition, the Liquidating Debtor’s name on all pleadings filed with the Bankruptcy Court shall be changed to “BGI, Inc.”.

S.	Substitution of the Liquiating Trust for the Debtors

On the Effective Date, the Liquidating Trust shall be deemed to be substituted as the party in lieu of the Debtors in all pending matters including but not limited to (i) motions, contested matters and adversary proceeding pending in the Bankruptcy Court, and (ii) all matters pending in any courts, tribunals, forums or administrative proceedings outside of the Bankruptcy Court without the need or requirement for the Liquidating Trustee to file motions or substitutions of parties and counsel.

Dated:           November 10, 2011

BORDERS GROUP, INC.

By:	/s/ Holly Felder Etlin
Holly Felder Etlin

BORDERS INTERNATIONAL SERVICES, INC.

By:	/s/ Holly Felder Etlin
Holly Felder Etlin

BORDERS, INC.

By:	/s/ Holly Felder Etlin
Holly Felder Etlin

BORDERS DIRECT, LLC

By:	/s/ Holly Felder Etlin
Holly Felder Etlin

BORDERS PROPERTIES, INC.

By:	/s/ Holly Felder Etlin
Holly Felder Etlin

BORDERS ONLINE, INC.

By:	/s/ Holly Felder Etlin
Holly Felder Etlin

BORDERS ONLINE, INC.

By:	/s/ Holly Felder Etlin
Holly Felder Etlin

BGP (UK) LIMITED

By:	/s/ Holly Felder Etlin
Holly Felder Etlin

THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF BORDERS GROUP, INC., et al.

By:	/s/ Alexander Gigante
Alexander Gigante, Esq.
Penguin Group (USA), Chair